                                                              Exhibit 24.2

                            POWER OF ATTORNEY

  The undersigned, Judith A. McHale, hereby authorizes and appoints Thomas E. Moloney and Richard S. Scipione, or either of them, as such person's attorney-in-fact, with full power of substitution and resubstitution, to sign and file on such person's behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to the registration statement (Registration No. 333-87271) and any subsequent registration statement filed by John Hancock Financial Services, Inc. pursuant to Rule 462(b) of the Securities Act of 1933, as amended, as fully as such person could do in person, hereby verifying and confirming all that such attorney-in fact, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Name                                 Title                                Date
----                                 -----                                ----
/s/ Judith A. McHale                 Director                      November 11, 1999
____________________________________
Judith A. McHale